Exhibit 5.1

October 11, 2019

Simmons First National Corporation

601 E. 3rd Street, 12th Floor

Little Rock, Arkansas 72201

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Secretary of Simmons First National Corporation, an Arkansas corporation (the “Company”), and have acted as counsel to the Company in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of 2,300,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Shares”), consisting of 2,000,000 Shares issuable under the Simmons First National Corporation 2015 Incentive Plan, as amended (the “Incentive Plan”), and 300,000 Shares issuable under the Simmons First National Corporation First Amended and Restated 2015 Employee Stock Purchase Plan (the “ESPP” and, together with the Incentive Plan, the “Plans”), pursuant to the Company’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on the date hereof (the “Registration Statement”).

In connection with this opinion I, or attorneys under my supervision, have examined the Plans, the Company’s Amended and Restated Articles of Incorporation, as amended, and By-Laws, each as amended as of the date hereof, the Registration Statement and the corporate proceedings taken by the Company relating to the filing of the Registration Statement and the transactions contemplated thereby. I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise identified to my or their satisfaction, of such documents, corporate records, instruments and other relevant materials as I deemed advisable and have made such examination of statutes and decisions and reviewed such questions of law as I have considered necessary or appropriate. As to facts material to this opinion letter, I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources I believed to be responsible, without any independent verification thereof.

In my examination, I have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to me as originals; (d) the conformity to original documents of all documents submitted to me as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records I have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments that I, or attorneys under my supervision, have reviewed.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plans and any individual agreements relating to such Shares, will be validly issued, fully paid and nonassessable.

I am a member of the bar of the State of Arkansas. In rendering the foregoing opinions, I express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Arkansas.

I am furnishing this opinion letter to you in connection with the filing of the Registration Statement. This opinion letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. The opinions set forth herein are given as of the date hereof, and I undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if I become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Patrick A. Burrow
Patrick A. Burrow
Executive Vice President, General Counsel, & Secretary